EX-4.01

Exhibit 4.01

August 9, 2018

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549

Re: Green Leaf Investments, Inc.

Ladies and Gentlemen:

We have read Green Leaf Investments, Inc. Form 1-U dated August 8, 2018, and are in agreement with the statements in Item 1 contained therein, as they relate to our firm.

Very truly yours,

/S/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

Houston, Texas